UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2005

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At its regularly scheduled meeting on December 7, 2005, the Board of Directors of Aqua America, Inc., upon the recommendation of its Executive Compensation and Employee Benefits Committee, approved the following directors' compensation for 2006 for the non-employee directors of Aqua America, Inc.: (1) an annual cash retainer of $15,000; (2) an annual cash retainer for the Chair of the Executive Compensation and Employee Benefits Committee and Corporate Governance Committee of $5,000; (3) an annual cash retainer for the Chair of the Audit Committee of $7,500; (4) a meeting fee of $1,500 for each meeting of the Board of Directors; (5) a meeting fee of $1,250 per meeting for meetings of the Audit Committee and a meeting fee of $1,000 per meeting for meetings of the other Committees; and (6) an annual stock grant to directors of 1,200 shares (on a post-split basis) payable on the first of the month following the Annual Meeting of Shareholders. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings. Directors are eligible to defer part or all of their fees under the Company's Director Deferral Plan. Amounts deferred accrue interest at the prime interest rate plus 1.0%.

Item 8.01 Other Events.

The Aqua America, Inc. Board of Directors had previously requested that John F. McCaughan and John E. Menario remain on the Board of Directors through the end of 2005 despite the fact that both directors reached the retirement age for Aqua America directors of 70 during 2005. On December 7, 2005, the Board of Directors determined, based on a recommendation of Aqua America’s Corporate Governance Committee, that it is in Aqua America’s best interests that Messrs. McCaughan and Menario continue to serve on the Board until the Board’s meeting in March 2006, and each of them has agreed to so serve. Because of the appointment of Lon R. Greenberg to the class of directors with terms expiring at the 2006 Annual Meting of Shareholders, the Board, in order to keep the classes of the Board as nearly equal as possible, appointed Mr. McCauhgan to the 2008 class of directors to serve until his retirement following the March 2006 Board meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

December 12, 2005	By:	Roy H. Stahl

Name: Roy H. Stahl
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Non-Employee Director Compensation for 2006